Exhibit (a)(1)(D)

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE

CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE

YOUR ELIGIBLE OPTIONS

GRANITE CITY FOOD & BREWERY LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR NEW OPTIONS

WITHDRAWAL FORM

You previously received (1) a copy of the Offer to Exchange Certain Outstanding Options for New Options (the “Offer to Exchange”); (2) the cover letter from Robert J. Doran, our Chief Executive Officer, dated May 25, 2011; (3) an election form; and (4) this withdrawal form.  You signed and returned the election form, in which you elected to ACCEPT Granite City’s offer to exchange some or all of your eligible options.  You should submit this form only if you now wish to change that election and REJECT Granite City’s offer to exchange some or all of your eligible options.

To withdraw your election to exchange some or all of your eligible options, you must sign, date and deliver the completed and attached withdrawal form via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011 (unless we extend the offer period) to:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

You should note that if you withdraw your acceptance of the offer with respect to your eligible options, you will not receive any new options pursuant to the offer in replacement for the withdrawn options.  You will keep all of your eligible options.  These options will continue to be governed by the plan under which they were granted, and by the existing option agreements between you and Granite City.

You may change this withdrawal, and again elect to exchange some or all of your eligible options by submitting a new election form to Monica Underwood at Granite City before Midnight, Eastern Time, on June 23, 2011 (unless we extend the offer period).

Please check the box:

☐            I wish to withdraw my election to exchange and instead REJECT the Offer to Exchange as to ALL of my eligible options.

OR

☐            I wish to wish to withdraw my election to exchange eligible options as to my eligible options listed below (please list).  Any eligible options previously elected to be exchanged by me in my most recent election form but not withdrawn below will remain elected for exchange in the offer.  I do not wish to exchange the following listed eligible options:

Option Grant Number	Grant Date

Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature

Employee Name (Please print)

Date and Time	E-mail Address

IF YOU WISH TO REJECT GRANITE CITY’S OFFER TO EXCHANGE SOME OR ALL OF YOUR ELIGIBLE OPTIONS, RETURN THIS COMPLETED WITHDRAWAL FORM TO MONICA UNDERWOOD AT GRANITE CITY BEFORE MIDNIGHT, EASTERN TIME, ON JUNE 23, 2011.

GRANITE CITY FOOD & BREWERY LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

FOR NEW OPTIONS

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.             Delivery of Withdrawal Form.

A properly completed and signed copy of the attached withdrawal form must be received via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011, by:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

If Granite City extends the offer, the completed withdrawal form must be received by Monica Underwood at Granite City by the date and time of the extended expiration of the offer.

The delivery of all required documents, including withdrawal forms, is at your risk.  Delivery will be deemed made only when actually received by Granite City.  In all cases, you should allow sufficient time to ensure timely delivery.  We intend to confirm the receipt of your withdrawal form by e-mail or U.S. mail within two business days.  If you have not received a confirmation, it is your responsibility to ensure that your withdrawal form has been received by Granite City by June 23, 2011.  Only responses that are complete, signed and actually received by Granite City by the deadline will be accepted.  Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered options from the offer, you may change your mind and re-elect to exchange some or all of your eligible options until the expiration of the offer.  You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those eligible options before the expiration date of this offer.  Tenders to re-elect to exchange eligible options may be made at any time before the expiration date of this offer.  If Granite City extends the offer beyond that time, you may re-tender your eligible options at any time until the extended expiration date of the offer.

To re-elect to tender the withdrawn eligible options, you must deliver a later dated and signed election form with the required information via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011, to:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

Your options will be deemed not properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered for exchange before the expiration date of this offer by delivery of a new election form following the procedures described in the instructions to the election form.  The new election form must be properly completed, signed and dated after your original election form and any withdrawal form you have submitted.  Upon receipt of such a new, properly completed, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.  You will be bound by the last properly submitted election and/or withdrawal form received by us prior to the expiration date.

Although it is our intent to send you a confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your eligible options.

2.             Signatures on this Withdrawal Form.

If this withdrawal form is signed by the holder of the eligible options, the signature must generally correspond with the name as written on the face of the option agreement or agreements to which the options are subject.  If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Granite City of the authority of that person so to act must be submitted with this withdrawal form.

3.             Other Information on this Withdrawal Form.

In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed.  You must also include a current e-mail address.

4.             Requests for Assistance or Additional Copies.

Any questions and any requests for additional copies of the Offer to Exchange, the election form or this withdrawal form may be directed to either James G. Gilbertson by phone at (952) 215-0676 or by e-mail at jgilbertson@gcfb.net or Monica A. Underwood by phone at (952) 215-0662 or by e-mail at munderwood@gcfb.net..

Copies will be furnished promptly at Granite City’s expense.

5.             Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms.  Our determination of these matters will be final and binding on all parties.  We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept.  We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any withdrawal form or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options.  No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by us.  Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice.  This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important:  The withdrawal form together with all other required documents must be received via facsimile or e-mail (via PDF or similar imaged document file) before Midnight, Eastern Time, on June 23, 2011, by:

Monica A. Underwood
Vice President of Finance

Granite City Food & Brewery Ltd.
Fax: (952) 215-0671
E-mail:  munderwood@gcfb.net

6.             Additional Documents.

You should be sure to review the Offer to Exchange, all documents referenced therein, and the cover letter from Robert J. Doran, our Chief Executive Officer, dated May 25, 2011, before making any decisions regarding participation in, or withdrawal from, the offer.

7.             Important Tax Information.

You should refer to Section 14 of the Offer to Exchange, which contains important tax information.  We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.